Exhibit 5.1

March 14, 2005

Dollar Financial Corp.

1436 Lancaster Avenue

Berwyn, Pennsylvania 19312-1288

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to a registration statement on Form S-8 (the “Registration Statement”) of Dollar Financial Corp., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement covers (i) up to 781,440 shares (the “1999 Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), for issuance under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”), and (ii) up to 1,718,695 shares of Common Stock (the “2005 Shares”) for issuance pursuant to the Company’s 2005 Stock Incentive Plan (the “2005 Plan” and, together with the 1999 Plan, the “Plans”).

We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Plans and such other documents as we have deemed appropriate in rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that (i) the 1999 Shares, when issued and paid for in accordance with the 1999 Plan, and any underlying award agreement or letters, and (ii) the 2005 Shares, when issued and paid for in accordance with the 2005 Plan and any underlying award agreement or letters, will be legally issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Law and the federal securities laws, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP